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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


Parent
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North Arkansas Bancshares, Inc.


                                         State or Other               Percentage
Subsidiaries (1)                 Jurisdiction of Incorporation        Ownership
----------------                 -----------------------------        ---------

Newport Federal Savings Bank             United States                   100%



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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.